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                                                                   EXHIBIT 23.2





                   CONSENT OF WENDEL, ROSEN, BLACK & DEAN, LLP





We hereby consent to all references to our firm under the captions "Federal Income Tax Consequences" and "Legal Matters" in the Prospectus that is part of the Registration Statement on Form SB-2 of Yosemite Mortgage Fund II, LLC, to be filed with the Securities and Exchange Commission on or about August 16, 2002, as may be amended from time to time, and to the quotation or summarization in the Prospectus of our legal opinion filed as an exhibit to the Post-Effective Amendment.



/s/ WENDEL, ROSEN, BLACK & DEAN, LLP
------------------------------------





Oakland, California
August 15, 2002



                                   Ex. 23.2-1